                                 Exhibit 10.6
                                 ------------

                           ITFS SUB-LEASE AGREEMENT
                           ------------------------

      THIS SUB-LEASE AGREEMENT ("Agreement") is made this 1st day of December, 1994, by and between Community Telecommunications Network ("CTN"), a Michigan non-profit corporation, and Eastern Cable Networks Corp. a Connecticut corporation, and its wholly-owned subsidiary, Eastern Cable Networks of Michigan, Inc., a Delaware corporation (jointly referred to as "Eastern").

      WHEREAS CTN is a non-profit corporation formed by six (6) non-profit educational entities ("Member Institutions"), each of which has been granted an authorization (the "FCC Licenses") by the Federal Communications Commission ("FCC") to construct and operate Instructional Television Fixed Service ("ITFS") channels established under Section 74.902(a) of the FCC Rules, 47 C.F.R.
(S)74.902(a), to deliver instructional and educational programming at various locations in and around the Detroit, Michigan metropolitan area; and

      WHEREAS the Member Institutions' transmission facilities are colocated at the Greater Motower (the "Tower") situated in Royal Oak Township, Michigan and (the "Transmitter Site"), pursuant to a lease (the "Transmitter :Lease") among CTN and Greater Motower, Inc. (the "Tower Owner"), which provides, inter alia,
                                                                   ----- ----
for space on the Tower for antennas and related equipment, and for an associated building the ("Building") for transmitters and related equipment, and

      WHEREAS the Member Institutions believe that the integration of instructional/ educational programming and entertainment programming may stimulate additional consumer interest in the instructional/educational programming and, in furtherance thereof, each Member Institution has leased to CTN certain excess capacity on certain ITFS channels for the purpose of sub-leasing said capacity to a third parry for the provision of audio and video entertainment programming consistent with the policies, rules and regulations of the FCC ("FCC Rules"); and

      WHEREAS said excess capacity is sufficient that, in the aggregate, the equivalent of seven (7) full-time and two (2) part-time channels presently can be made available for sublease and, in addition, CTN contemplates that excess capacity on additional ITFS channels may become available for sub-lease in the future should the FCC award to one or more Member Institutions a license for up to two additional ITFS channels to be colocated at the Tower; and

      WHEREAS Eastern is desirous of sub-leasing said excess capacity in order to distribute audio and video entertainment services in the Detroit metropolitan area;

      NOW THEREFORE, in consideration of the premises and of the mutual promises, undertakings, covenants and conditions set forth herein, the parties do hereby agree as follows:



1.    Term of Agreement
      -----------------

(A)   Initial Term.  Subject to the provisions for earlier termination contained
      ------------
in Paragraph 13 hereof, the term of this Agreement shall commence upon the date of this Agreement (the "Start Date") and shall continue in full force and effect for a period of five (5) years (said period is hereinafter referred to as the "Initial Term").

(B)   Renewal Term.  This  Agreement shall automatically and without further
      -------------
notice be extended for one (1) additional term of five (5) years (hereinafter referred to as the "Renewal Term") , on the fifth anniversary of the Agreement. Eastern shall have the absolute right not to renew this Agreement by serving written notice on CTN of its intent not to renew at least one (1) year prior to the expiration date of the initial Term (hereinafter referred to as "Expiration Date"). Nothing in this Subparagraph shall be construed to require any Member Institution to seek renewal of its FCC License or to restrict its ability to assign or transfer same, provided, however, that CTN shall not waive any of its
                         -----------------
rights under the ITFS Consortium Agreement (identified in Subparagraph 9(A) of this Agreement) regarding the assignment or transfer of the Member Institutions' FCC Licenses.

(C)   New Sub-Lease Agreement/Right of First Refusal.  If Eastern desires to
      -----------------------------------------------
seek a new sub-lease agreement to take effect at the expiration of the Renewal Period, it shall enter into discussions and negotiations for a new agreement with CTN no later than nine (9) months prior to the end of the Renewal Term. If Eastern has done so, and the parties are unable to reach a new agreement, CTN grants Eastern a limited right of first refusal with regard to any offer from a third party relating to the sub-lease of excess capacity on the Member Institutions' IFS channels which is acceptable to CTN, subject to the following conditions:

(i) If, prior to the expiration of the Renewal Term, CTN receives an acceptable offer from a third party, CTN shall give written notice (the "Offer Notice") to Eastern of that fact (the Offer Notice shall identify the offeror and describe the nature of the offer, including all material terms and conditions). Eastern shall have a period of thirty (30) days after its receipt of the Offer Notice (the "Exercise Period") within which to agree or decline to meet the offer. Should Eastern decide to meet the offer, it shall notify CTN in writing of its acceptance of the offer prior to the expiration of the Exercise Period; the failure of Eastern to provide any response to CTN during the Exercise Period shall be deemed to be a rejection of the offer. If Eastern receives the Offer Notice less than thirty (30) days prior to the expiration of the Renewal Term, Eastern may, at its sole option and subject to all of the terms and conditions contained in this Agreement, extend the duration of this Agreement for a period coterminous with the expiration of the Exercise Period. If Eastern accepts the offer in a timely manner, the Agreement (subject to all of the terms and conditions contained in this Agreement) shall remain in effect for an additional ten (10) days, to enable the parties to finalize their new agreement, based on essentially all of the material terms and conditions contained in the third-party offer; the Agreement will expire at the end of that ten (10) day period, regardless of whether a new agreement has been reached.

(ii) If, thirty (30) days prior to the expiration of the Renewal Term, the parties have not reached a new agreement and Eastern has not previously received an Offer Notice from CTN, Eastern may, at its sole option and subject to all of the terms and conditions of this Agreement, extend the duration of this Agreement for a period of no more than six (6) months beyond the expiration of the Renewal Term (the "Extension Period") by providing written notice of such extension to CTN. If Eastern chooses to extend the Agreement for the Extension Period and, during either (a) the last thirty (30) days prior to the expiration of the Renewal Term, or (b) the Extension Period, Eastern receives an Offer Notice from CTN, its right of first refusal shall be governed by the same terms and conditions as are set out in Subparagraph 1(c) (i); provided, however, that
                                                        -----------------
the Extension Period shall terminate the day after the earlier of (a) CTN's receipt of an acceptance or a rejection of an offer, or (b) the expiration of the Exercise Period without CTN receiving a timely acceptance of the offer set out in the Offer Notice.

(iii) If Eastern does not give CTN written notification of its binding agreement to accept an offer within the Exercise Period, CTN shall be free to enter into the agreement with the third party under essentially the same material terms and conditions offered to Eastern. Under no circumstances shall Eastern's right to receive an Offer Notice extend beyond six (6) months after the termination of the Renewal Term.

2.    Facilities
      ----------

(A)   Status of Stations.  CTN represents that the status of each of the ITFS
      ------------------
channels on which excess capacity is being sub-leased under this Agreement is, on the effective date of this Agreement, as follows:

(i)   Channels B1, B2, and Dl:   Licensed to Wayne State University  ("WSU");
presently operating, complete with transmission equipment in accordance with its FCC License and FCC Rules;

(ii)  Channels  B3-B4:    Licensed to Macomb Intermediate School District;
presently operating, complete with transmission equipment in accordance with its FCC License and FCC Rules; provided, however, that, pursuant to Subparagraphs 2
                           -----------------
(B) and 2 (C), Eastern shall purchase and install replacement transmission equipment for Channel B4;

(iii) Channels Cl and C4:  Licensed to Wayne County Regional Educational
Service Agency; presently operating, complete with transmission equipment in accordance with its FCC License and FCC Rules; provided,
                                               ---------
however, that, pursuant to Subparagraphs 2 (B) and 2 (C), Eastern shall purchase
--------
and install replacement transmission equipment for Channels Cl and C4;

(iv)  Channels D2-D4:   Licensed to Detroit Educational Television Foundation
("DETV"), presently operating, complete with transmission equipment, in accordance with its FCC License and FCC Rules;

(v) Channels C2 and C3: Licensed to Detroit Public Schools; subject to a construction permit that will expire on December 21, 1994;

(vi) Channels Gl and G2: WSU and DETV are preparing applications to be filed with the FCC requesting authority to construct and operate, respectively, Channels Gl and G2;

(vii) Channels G3 and G4: Licensed to Oakland Intermediate School District; presently operating complete with transmission equipment previously provided by Eastern, in accordance with its FCC License and FCC Rules.

The parties acknowledge that it cannot presently be determined when the applications for authority to operate channels Gl and G2 referenced in Subparagraph 2(A) (vi) will be granted by the FCC. Once granted, channels Gl and G2 shall be considered New Channels (as defined in Subparagraph 2(B)) and shall be treated in the same manner as all other ITFS channels that are the subject of this Agreement, including, but not limited to, Eastern's obligations set out in Paragraph 2 regarding construction, operation and maintenance, and with the payment schedules set forth in Paragraph 4. Additionally, Eastern shall reimburse WSU and DETV for the reasonable legal and engineering expenses incurred by each of them in preparing, filing and prosecuting the applications for Channels G1 and G2 within thirty (30) days of Eastern's receipt of a request for reimbursement.

(B)   Transmission Facilities.  CTN already has provided transmission equipment,
      -----------------------
including, but not limited to, transmitters, antenna and waveguide (the "Existing Channel Equipment"), for ITFS channels Bl, B2, B3, Dl, D2, D3 and D4 (the "Existing Channels"). Eastern shall purchase and install at its own expense
(i) such transmitters and associated equipment (the "New Channel Equipment") for ITFS channels B4, Cl-C4 and G1-G4 (the "New Channels") as are necessary to place the New Channels into operation; (ii) any equipment (the "Replacement Equipment") needed now or in the future to modify or replace equipment used by CTN and/or its Member Institutions in their ITFS operations that may be necessary whether to (a) accommodate Eastern's presently proposed or future activities under this Agreement, or (b) replace equipment that has failed or otherwise is providing inadequate performance in the reasonable view of CTN, including, but not limited to, equipment located at the Transmitter Site and at CTN and/or its Member Institutions' receive sites; (iii) any additional equipment (the "Ancillary Equipment") necessary to ensure the successful transmission of the Member Institutions' programming once that programming has been delivered by a technically appropriate means to the router or other appropriate input point and to otherwise facilitate the integrated operation of the subject ITFS stations for the benefit of both CTN's Member Institutions and Eastern; and (iv) at up to one hundred and twenty-five (125) existing or future Member Institutions' receive sites as may be specified by CTN, all receiving equipment, including, but not limited to, the receive antenna, down-converter, set-top box(es), and related cabling and hardware (the "Receive Site Equipment") necessary to ensure that the signal exiting the Receive Site Equipment shall have a signal-to-noise (S/N) ratio of no less than 45 dB; provided, however,
                                                          ------------------
that Eastern shall not be required to bear the cost of (a) constructing structures in excess of twenty (20) feet in height to support reception antennas at any receive site, or (b) installing a reception antenna at any receive site the cost of which to Eastern is in excess of XXX Dollars ($XXX). In the aggregate, the Existing Channel Equipment, the New Channel Equipment, the Replacement Equipment, the Ancillary Equipment, and the Receive Site Equipment shall be known as the "ITFS Equipment." All ITFS Equipment purchased, installed and/or maintained by Eastern pursuant to this Agreement shall provide a level of signal quality that meets or exceeds the requirements of Section 73.687 of the FCC Rules, as modified by Section 74.950 of the FCC Rules, in effect at the Start Date and as may from time to time be modified or amended by the FCC, whether each ITFS channel occupies a full 6 MHz of bandwidth or some lesser amount by virtue of a compression technology of the sort identified in Paragraph 5 of this Agreement.

(C)  New Channel Equipment Purchases and Construction. Eastern shall complete
     ------------------------------------------------
construction of all New Channels prior to the expiration of the relevant existing FCC construction permit; provided, however, that Eastern
                                  --------- -------
shall order any ITFS equipment necessary for the construction of channels G1 and G2 from the appropriate manufacturers within thirty (30) days after the FCC's grant of the applications referenced in subparagraph 2 (A) (vi).

(D)   Title to Equipment.  CTN shall own and hold title,  free  of any  liens,
      ------------------
security interests or other encumbrances, to the New Channel Equipment, the Replacement Equipment, the Ancillary Equipment, and the Receive Site Equipment immediately upon its purchase by Eastern. Notwithstanding the foregoing, CTN shall permit Eastern to hold title to the antenna and waveguide that Eastern intends to purchase from the Archdiocese of Detroit (or any substitutes or replacements for such equipment purchased by Eastern) during the Initial Term and any Renewal Term. Eastern shall not encumber said antenna or waveguide with any liens or other security interests, except that CTN shall hold a security interest in said equipment. In the event that Eastern is in default under this Agreement and fails to cure that default within the period provided for in Subparagraph 13 (A), CTN shall have the right to purchase said antenna and waveguide from Eastern for the sum of One Dollar ($1.00).

(E)   General Construction.
      --------------------

(i) Prior to ordering any ITFS Equipment or any related switching or channel mapping equipment, Eastern shall provide to CTN a written description of the equipment it proposes to order and install for CTN's and/or the Member Institutions' review and approval, which shall not be unreasonably withheld, conditioned, or delayed. If Eastern receives no written response within thirty
(30) days of the date of such notification, its proposed equipment shall be deemed approved. Eastern shall bear all costs associated with the engineering, purchase, and installation of the New Channel Equipment, the Replacement Equipment, the Ancillary Equipment, and the Receive Site Equipment. Eastern shall reimburse CTN for its engineering expenses incurred in reviewing construction proposals submitted by Eastern, up to a total of XXX Dollars ($XXX).

(ii) Eastern shall carry out such construction and installation in a good and workmanlike manner and shall make every effort to minimize the disruption to the ongoing operation of the Member Institutions' ITFS services that may be necessitated by the installation of the New Channel Equipment, the Replacement Equipment and/or Ancillary Equipment. No construction or installation work contemplated by this Agreement shall begin until Eastern has submitted its detailed plans to CTN for approval. If CTN does not give Eastern written notification of any problems within thirty (30) days after CTN receives the plans, the plans shall be deemed approved. Any unresolved disputes in this matter shall be resolved by arbitration pursuant to Paragraph 16(G) below.

(F)   Material Alterations.  Any material alterations to the Tower, Building or
      --------------------
other premises at the Transmitter Site or the ITFS Equipment necessary to accommodate Eastern's activities permitted under this Agreement must first be approved in writing by CTN; said approval shall not be unreasonably withheld, conditioned or delayed. If Eastern should make any alterations to the subject facilities without the prior written approval of CTN, Eastern shall, at CTN's sole option upon the expiration or termination of this Agreement, return the facilities to at least as good a condition as they were in prior to such alterations, normal wear and tear excepted.

(G)   Mechanic's Liens.  Eastern shall discharge promptly any and all claims for
      ----------------
mechanic's liens or other encumbrances imposed on the subject facilities for work Eastern has done and shall provide written proof of said discharge to CTN. Further, Eastern shall indemnify and hold CTN, its Member Institutions, licensees, and assigns, harmless from any and all expenses, including reasonable attorney's fees, in connection with any such claim of lien.

(H)   Maintenance, Repair and Operating Costs.
      ---------------------------------------

(i) Eastern shall bear the full cost of operation, maintenance and repair of the Building, the ITFS Equipment, and the satellite receive facilities identified in Subparagraph (N) of this Paragraph commencing December 1, 1994, including, but not limited to, all rent, utilities, and HVAC maintenance. Eastern shall immediately establish and submit to CTN for its approval a maintenance schedule for the ITFS Equipment (which approval shall not be unreasonably withheld, conditioned or delayed); said schedule may be modified from time to time with CTN's and/or the Member Institutions' consent. Eastern shall maintain on hand reasonably sufficient back-up equipment and supplies (other than waveguides) to enable it to immediately repair or replace any ITFS Equipment that has failed. In the event that CTN reasonably determines that the ITFS Equipment or related facilities are not in good order and repair, CTN shall promptly notify Eastern in writing, specifying any such failure to maintain or repair. Eastern shall use its best efforts to make such necessary repairs or equipment replacement within ten (10) days of its receipt of said notice. CTN shall retain the right to make any repairs or equipment replacement that affect the utility or soundness of the ITFS Equipment or related facilities or the quality of service provided to the Member Institutions' subscribers. Any such repairs or replacement which Eastern refuses to make and which must be made to protect the integrity of the facility or the quality of service to the Member Institutions' subscribers, may be made by CTN, and CTN shall be reimbursed by Eastern for all reasonable expenses incurred in connection therewith within ten (10) days of Eastern's receipt of a demand for reimbursement from CTN.

(ii) In the event of a contemporaneous interruption in service on a number of ITFS channels used for the distribution of Member Institutions' programming, such that despite CTN's best efforts to reassign the affected Member Institutions' programming to other ITFS channels, a Member Institution's scheduled programming will be interrupted, CTN shall have the right to require Eastern to immediately surrender to CTN a sufficient amount of its leased channel capacity to enable the affected Member Institutions to distribute their programming until such time as the Member Institutions' channels have been returned to service.

(iii) Eastern's responsibilities shall include the provision of qualified technical personnel to ensure the proper operation of the facilities being used by it at all times, including, but not limited to, full compliance with all FCC Rules and relevant safety standards.

(I)   Risk of Loss.   Neither CTN nor its Member Institutions shall have
      ------------
responsibility for any loss or damage to the ITFS Equipment except that, to the extent permitted by the laws of the State of Michigan, CTN shall be liable for the loss or damage to the ITFS Equipment caused by any intentional or grossly negligent act of CTN, its employees, agents, affiliates or representatives which are directly responsible for such loss or damage, but only to the extent that such loss or damage exceeds the maximum limits of the insurance policy covering such losses that Eastern must maintain pursuant to Paragraph 12 of this Agreement. In no event shall CTN or its Member Institutions be liable to Eastern for any lost profits or other consequential damages.

(J)   Encryption.  Eastern will provide CTN with information relative to any
      ----------
encryption scheme it proposes to utilize and cooperate with CTN to ensure that such encryption does not interfere with or degrade CTN's or any Member Institution's use of the channels.

(K)   Reception Equipment.  Except as provided for in Subparagraph 2 (B), each
      -------------------
party to this Agreement shall be responsible for the installation, maintenance and operation of receiving equipment located at its respective subscriber locations.

(L)   Taxes.  Eastern shall pay all taxes and other charges assessed against the
      -----
ITFS Equipment incurred as the result of its use of those facilities, and, to the extent permitted by law, shall be entitled to claim depreciation and investment tax credits thereunder for income tax purposes.

(M)   Facility Modification.  If, during the course of this Agreement, Eastern
      ---------------------
desires to modify the licensed ITFS stations in order to better enable it to distribute audio and video entertainment programming to its subscribers, CTN shall, at Eastern's request, endeavor in good faith to obtain the consent of the relevant Member Institution(s) to such modification. If the relevant Member Institution consents, Eastern shall, under the Member Institution's direction and control, prepare the necessary applications for FCC approval of the proposed modifications and submit them to CTN and the Member Institution for their review and approval. The Member Institution shall be responsible for the filing and prosecution of such applications; Eastern shall provide such assistance as may be requested by the Member Institution. Eastern shall be responsible for all costs of preparing, filing and prosecuting the applications and the construction of the modified facilities, including reimbursement of attorney's and consulting engineer's fees and related expenses reasonably incurred by CTN and/or the Member Institution in the preparation, review and prosecution of said application(s); said reimbursement of CTN's and/or the Member Institutions(s') expenses shall be made by Eastern within thirty (30) days of its receipt of a request for same from CTN and/or the Member Institution.

(N)   Receive-Only Earth Station.  Eastern shall be permitted to use CTN's
      --------------------------
Simulsat receiving earth station located at the Transmitter Site so long as said use does not interfere with the needs of CTN and/or its Member Institutions.

(O)   Over-the-Air Reception.  Eastern shall ensure that  both  the
      -----------------------
receiving equipment it provides to its subscribers and the Receive Site Equipment will provide the capability for both its subscribers and persons viewing the Member Institutions' programming to also directly receive the signals of local VHF and UHF television broadcast stations operating pursuant to
Part 73 of the FCC Rules without additional charge.

(P)   Relocation of Eastern Transmission Facilities. Within the latter of
      ---------------------------------------------
(i) sixty (60) days of the Start Date, or (ii) fifteen (15) days after the consummation of Eastern's acquisition of WHJ-878, WLK-238, WNTK-656 and WNEK-611 from TVCN of Michigan, Inc. (applications for consent to said acquisition presently are pending before the FCC and Eastern shall use its best efforts to obtain the requisite FCC consent as soon as practicable), Eastern shall, at Eastern's sole expense, prepare and file an application requesting the FCC's consent to the relocation of the transmission facilities of WHJ-878, WLK-238, WNTK-656 and WNEK-611 from the Renaissance Center to be colocated with the transmission facilities of the Member Institutions at the Transmitter Site. Said relocation shall be conducted in the manner that is least disruptive to the Member Institutions' ITFS operations. Throughout the term of this Agreement, CTN shall permit Eastern at no additional cost: (i) to install in the Building such transmission and ancillary equipment as Eastern shall deem necessary to receive and, if necessary, decompress or descramble commercial programming from its point of origin and to encode, address, compress, if necessary, and transmit that programming to subscribers; (ii) to interconnect Eastern's facilities in the Building to CTN's existing antenna system; and (iii) to otherwise perform its obligations under this Agreement. Eastern shall reimburse CTN for all attorneys' fees and engineering consultant fees reasonably incurred by CTN in this process; said reimbursements shall be made by Eastern within thirty (30) days of its receipt of a request for same from CTN.

(Q)   Access to Facilities.  Eastern shall have full and complete access to
      --------------------
all facilities necessary for its maintenance and operation of the ITFS channels that are the subject of this Agreement.

3.    (3)  Use of Air Time.
           ---------------

(A)   Instructional Programming Schedule.  Eastern acknowledges that, in the
      ----------------------------------
aggregate, the Member Institutions shall retain for their own current use no less than five (5) full-time equivalent 6 MHz channels (six (6) channels at such time as the license(s) for channels G1 and G2 are granted consistent with Subparagraph 2(A) (vi)) and two (2) part-time channels during the hours of 8:00 a.m. through 6:00 p.m., Monday through Friday. CTN shall schedule Eastern use of the excess capacity consistent with Section 74.931 of the FCC Rules, such that each of the Member Institutions reserves on each of the channels that it holds an FCC license to and that is the subject of this Agreement at least twenty (20) hours per week between the hours of 8:00 a.m. and 10:00 p.m., Monday through Saturday, excluding holidays and vacation periods, for the provision of that Member Institution's instructional programming. Eastern further acknowledges that each of the Member Institutions has, upon six (6) months' written notice to CTN, the unilateral right to increase this reserved programming time up to a total of forty (40) hours per week between the hours of 8:00 a.m. and 10:00 p.m., Monday through Saturday, on each channel for which it holds the FCC license. In the event that CTN receives notice from a Member Institution of its intent to expand its instructional program schedule on a particular channel beyond the twenty (20)-hour-per week minimum, CTN will inform Eastern of that fact in writing within ten (10) business days of its receipt of said notice.

(B)   Responsibility for instructional Programming. CTN and/or the Member
      ---------------------------------------------
Institutions shall be solely responsible for the origination of program material transmitted by the Member Institutions and for all costs associated with the origination of such programs; provided, however, that Eastern shall enable any
                              --------- -------
receive site of CTN and/or the Member Institutions designated by CTN in writing to receive any educational programming distributed by Eastern as part of its commercial programming service; representative examples of such educational program services are set out in Exhibit A.

(C)   Eastern Time. Consistent with the provisions of Subparagraph 3 (A), CTN
      ------------
agrees to sub-lease to Eastern during the term of this Agreement, and Eastern shall pay for pursuant to Paragraph 4 of this Agreement, sufficient excess channel capacity so that Eastern, through the use of either "channel mapping" technology or "channel loading" techniques, has, at a minimum, the use of the equivalent of seven (7) full-time and two (2) part-tine 6 MHz ITFS channels for the provision of audio and video entertainment services, including interactive services related thereto, of the sort identified in Exhibit B; provided, however, that this amount may increase upon the FCC's grant of the
-----------------
applications relating to channels G1 and G2 described in Subparagraph 2(A) (vi) and the completion of construction thereof consistent with Subparagraphs 2(B)-
(E), in which case CTN shall sub-lease to Eastern during the term of this Agreement, and Eastern shall pay for pursuant to Paragraph 4 of this Agreement, sufficient excess channel capacity so that Eastern, through the use of either "channel mapping" technology or "channel loading" techniques, has, at a minimum, the use of the equivalent of eight (8) full-time and two (2) part-time 6 MHz ITFS channels for the provision of audio and video entertainment services, including interactive services related thereto, of the sort identified in Exhibit B. The part-time channels shall consist of, at minimum, all weekend hours and a substantial number of weekday prime-time hours. Additional capacity may be provided pursuant to Paragraph 5 of this Agreement. The parties shall jointly determine whether to employ "channel mapping" or "channel loading" techniques to facilitate Eastern's use of the excess capacity, but CTN shall have sole discretion in specifying from which channels the excess capacity shall be drawn.

(D)   Additional Airtime.  In addition to the minimum excess capacity to be
      -------------------
subleased by CTN to Eastern pursuant to Paragraph 3 (C) , CTN shall not unreasonably refuse to make available for lease by Eastern any additional excess capacity on any ITFS channel licensed to a Member Institution or on any virtual channel created by the application of digital compression to any ITFS channel licensed to a Member Institution. Eastern may, at its sole discretion, agree to lease such additional excess capacity for all or part of such time as it is made available by CTN by notifying CTN that it agrees to lease such additional excess capacity and to pay the applicable monthly Per-Subscriber/Channel Fee provided for in Subparagraph 4 (B), pro-rated in the event the additional excess capacity is made available for less than the full calendar month.

(E)   Control Over Programming.  Except as set out herein,  each  party will be
      ------------------------
responsible for selecting, acquiring or producing the programming it will transmit. Eastern shall use the leased channel capacity that is the subject of this Agreement solely for the provision of audio and video entertainment services, including interactive services related thereto, of the sort identified in Exhibit B, and shall not transmit any programming that is obscene or indecent or which otherwise is inconsistent with contemporary community standards or federal, state or local laws. CTN agrees that the cable television program services listed in Exhibit B hereto are suitable for transmission. Exhibit B may be modified from time to time during the Initial Term and/or Renewal Term of this Agreement by mutual consent of the parties, said consent not to be unreasonably withheld. Other than is set out in Subparagraph (E) of this Paragraph 3, neither party shall make any representations that it has any control over, or relationship to, the programming transmitted by the other party.

(F)   Carriage of CTN Programming. CTN may, at its option but at no cost to
      ----------------------------
Eastern, require Eastern to distribute to its subscribers up to four (4) channels of CTN's Member Institutions' educational programming. Eastern agrees to permit its subscribers to view said educational programming, as part of its basic tier of service, without charge to CTN and/or its Member Institutions, and without additional charge to Eastern's subscribers; provided, however, that
                                                    --------- -------
Eastern shall not be required to authorize subscriber access to programming that is obscene or indecent or which otherwise is inconsistent with contemporary community standards or federal, state or local laws. Eastern's use of said educational programming shall not reduce the number of full-time and part-time channel equivalents that are to be made available to Eastern under this Agreement. At no cost to CTN and/or its Member Institutions, Eastern shall include in all of its Detroit system print and electronic program schedules and guides a schedule of CTN/Member Institution programs as may be provided to Eastern by CTN.

(G)   Rescheduling of Time.  From time-to-time the parties to this Agreement may
      --------------------
reschedule their respective hours of use by mutual agreement; provided, however,
                                                              ------------------
such rescheduling must meet all FCC requirements.

4.    Eastern Payments.
      -----------------

(A)   Start Date Payment.  On the Start Date, Eastern shall pay to CTN by
      -------------------
certified or cashiers check or wire transfer the sum of XXXXXXXX Dollars ($XXX). This payment shall consist of (i) XXXXX Dollars ($XXXX) as an "Initial Payment" and (ii) a lump sum payment of XXXX ($XXXX), which represents the aggregate first year's "Monthly Minimum" payments of XXXX Dollars ($XXXX) per month, as is more fully set out in Subparagraph 4(C) (i). In addition to the above-described payment, Eastern shall, no later than ninety
(90) days after the Start Date, pay to CTN the sum of XXXX Dollars ($XXXX).

(B)   Per-Subscriber Fee.  Eastern shall pay to CTN a monthly fee based on the
      ------------------
number of full-time and part-time 6 MHz channel equivalents made available to Eastern, multiplied by the number of subscribers to whom Eastern provided service during each month (the "Per-Subscriber/Channel Fee"). Until such time as Eastern incorporates compression technology of the sort discussed in Paragraph 5 of this Agreement, the Per-Subscriber/Channel Fee for each full-time 6 MHz channel equivalent made available to Eastern shall be XXX ($XXX) for each of Eastern's subscribers. Beginning the month after Eastern converts the first channel in its Detroit-area wireless cable system to compression, the Per-Subscriber/Channel Fee for each full-time 6 MHz channel equivalent made available to Eastern shall be XXXXX ($XXX) for each of Eastern's subscribers. The Per-Subscriber/Channel Fee for each part-time 6 MHz channel equivalent made available to Eastern shall be XXX ($XXX) for each of Eastern's subscribers. Payment of the Per-Subscriber/Channel Fee for each month shall be paid by the fifteenth (15th) day of the following month.

(C)   Advances.
      --------

(i)   Monthly Minimum.  In any month during the first year after the Start Date
      ----------------
in which the total payment due CTN under Subparagraph (B) of this Paragraph is less than XXX Dollars ($XXX), Eastern shall pay to CTN the difference between the payment due under Subparagraph (B) and XXXXX Dollars ($XXX) (the "Advance") so that CTN shall receive from Eastern a total of no less than XXXX Dollars ($XXXX) per month (the "Monthly Minimum"). After the first year after the Start Date, the Monthly Minimum shall increase according to the following schedule:

  Year Two:    $XXX
  Year Three:  $XXX
  Year Four:   $XXX
  Year Five:   $XXX
  Year Six:    $XXX
  Year Seven:  $XXX
  Year Eight:  $XXX
  Year Nine:   $XXX
  Year Ten:    $XXX

(ii)  Recovery of Advances.  The monthly Advance shall be paid by the fifteenth
      ---------------------
(15th) day of the following month. Eastern shall be entitled to recover the total amount of any Advances made for any month during the period commencing with the thirteenth (13th) month after the Start Date and ending with the twenty-fourth (24th) month after the Start Date, but said recovery shall be only in the form of credits against future payments owed to CTN, which shall be taken solely in the manner and subject to the limitations set out below. Advances may be recovered only in months in which Eastern's monthly subscriber count, as calculated pursuant to Subparagraph (D) of this Paragraph, exceeds forty thousand (40,000). In any such month, Eastern may apply as a credit, against the amount due to CTN for that month under Subparagraph (C) (i), one-half (1/2) of the amount due to CTN that is in excess of the amount that would have been due to CTN if, in that month, Eastern's subscriber count had totaled forty thousand (40,000). In the event of (i) the termination or expiration of this Agreement for any reason, other than a termination by Eastern in the event of a breach by CTN that has been adjudicated as pursuant to Subparagraph 16 (G); or (ii) the assignment by Eastern of its rights and obligations billing, by Eastern's then prevailing average monthly rate to individual subscribers in the Detroit metropolitan area for the same service. The average monthly rate shall be the arithmetic average of all rates to individual subscribers for that month.

(iv) Eastern shall, for a period of eighty-four (84) months after their creation, keep, maintain and preserve complete and accurate records and accounts including all invoices, correspondence, ledgers, financial and other records. All such records shall be available for inspection and audit at Eastern's offices at any time or times upon CTN's reasonable request. All information obtained by CTN during said audit shall be maintained on a confidential basis. On each anniversary of the Start Date, Eastern's chief financial officer shall provide to CTN a certification that Eastern's payments for the preceding year were calculated in accordance with the provisions of this Agreement. No more than once a calendar year, CTN may have a certified public accounting firm selected by it perform a certified audit of all of Eastern's financial records, subscriber records and payments. Within thirty
(30) days of receiving the results of such audit, Eastern shall pay to CTN any amounts due and owing, plus interest calculated at a rate of one percent (1%) per month, compounded monthly, from the date any unpaid amount became due and owing. Within thirty (30) days of the conclusion of such audit, CTN shall reimburse Eastern for any overpayment made by Eastern. Such audit shall be at CTN's sole cost and expense, unless such audit concludes that Eastern has failed to pay CTN under this Agreement pursuant to Subparagraph 7(A) (ii), neither Eastern nor its assignee shall be entitled to recover any Advances that, at the time of said termination, expiration or assignment, have not been recovered pursuant to this Subparagraph. In the event of a termination by Eastern as the result of a breach by CTN, Eastern shall not withhold any payments to CTN otherwise due under this Agreement for the purpose of recovering any Advances until after the adjudication of CTN's liability for the breach is final and no longer subject to appeal or review.

(D)   Subscriber Calculations. Eastern agrees that, for the purpose of computing
      ------------------------
the payments that it is to render to CTN under the formula set forth in Subparagraph 4 (C) above, the following average subscriber mechanism shall apply:

(i) Eastern shall pay CTN the per subscriber rate based upon the average number of subscribers for each month the Agreement is in effect;

(ii) The average number of subscribers for any month for the purpose of Subparagraph 4(C) shall equal the number of subscribers as of the last day of the prior month, plus the number of subscribers as of the last day of the current month, divided by two.

(iii) In those situations in which Eastern's service is sold/rented in bulk, i.e., where a number of viewing units are grouped for billing purposes (such as
----
may be the case with hotels, apartments, condominiums, etc.), the number of equivalent subscribers shall be determined by dividing the total monthly amount billed as part of said bulk three percent (3%) or more of the amounts due CTN, in which case Eastern shall pay the costs of such audit within thirty (30) days of receiving a request for reimbursement from CTN.

(E)   Transmitter Site Lease Payments. Beginning December 1, 1994, Eastern shall
      --------------------------------
make timely payment to the Tower Owner of any and all payments due to the Tower Owner under the Transmitter Lease. A copy of the Transmitter Lease is appended hereto as Exhibit C.

(F)   Earth Station Lease Payments. Eastern shall pay to CTN XXX Dollars ($XXX)
      -----------------------------
per month for the use the receive-only earth station identified in Subparagraph 2 (N). Said payments shall be made in advance on the first of each month.

(G)   Adjustments.   Beginning on the fifth (5th) anniversary of the Start Date,
      -----------
(i) the payments established in Subparagraph 4 (C) (i), and (ii) the limit on Receive Site Equipment expenses set out in Subparagraph 2 (B), shall be adjusted annually on the anniversary of the Start Date consistent with any increases or decreases in the National Consumer Price Index. Any such changes shall be to the nearest whole cent. Where payments cover a period of less than a full month, a pro rata adjustment shall be made, with each day of a partial month counting as one-thirtieth (1/30th) of the full month payment.

5.    Compression.
      ------------

(A)   Preliminary Considerations.  Eastern shall, at its sole expense,
      --------------------------
incorporate compression technology into all of the Member Institutions' ITFS channels identified in Subparagraph 2(A) as soon as practicable, taking into account considerations such as the technical state of the art, the expense involved, and marketplace demand The parties recognize that such factors may dictate the introduction of compression technology on a phased basis such that only certain of the Member Institutions' ITFS channels are compressed initially. The parties further recognize that the FCC has not yet adopted rules or policies governing the leasing of excess capacity on ITFS channels that are digitally compressed, but has indicated that it intends to do so at such time as digital compression becomes viable; the parties shall utilize their best efforts, and CTN shall use its best efforts to have the Member Institutions utilize their best efforts, to secure any required FCC consent to the use of compression technology on the ITFS channels licensed to the Member Institutions.

(B)   Technical Issues.  The parties recognize that the compression technology
      ----------------
that Eastern selects is likely to employ dynamic allocation technology and that, as a result, the number of virtual video channels to be derived from a single 6 MHz channel can be varied from channel to channel and from time to time in order to maximize channel capacity without undue degradation in video signal quality, which, with regard to the channels used by the Member Institutions, shall at all times be at least equivalent to that received at the receive sites of CTN's Member Institutions using a full bandwidth channel, unless otherwise agreed to in writing by CTN. Once Eastern begins the process of compressing any of the 6 MHz channels that are used by it (either owned or leased) in its Detroit-area wireless cable system (including, but not limited to, those covered by the following call signs: WHJ-876, WJM-22, WLK-238, WNTK-6S6 and WNEK-611), Eastern shall adhere to the following schedule: beginning with the first (1st) channel compressed by Eastern for its own use, and continuing with every third (3rd) channel compressed for Eastern's use thereafter, Eastern shall simultaneously compress one (1) channel designated by CTN that is used in whole or in part by a Member Institution. No channel used in whole or in part by a Member Institution shall be compressed by Eastern without CTN's prior written consent.

(C)   Use of Compressed Channels.  Any new channel capacity obtained by CTN
      --------------------------
through compression technologies provided by Eastern may not be utilized by CTN and/or its Member Institutions, or leased to others, for commercial operations that are in competition with Eastern's provision of audio and video entertainment programming.

6.    Prosecution of Applications and Other Authorizations.
      -----------------------------------------------------

(A)   Applications. Each party shall use its best efforts to diligently prepare,
      -------------
file and prosecute, as appropriate, before the FCC and other governmental entities, all applications, application amendments and other filings necessary to secure all approvals necessary to implement this Agreement.

(B)   Further Efforts.  Throughout the Initial Term and the Renewal Term of this
      ---------------
Agreement, CTN shall use its best efforts to ensure that its Member Institutions obtain and maintain in force all FCC Licenses, permits and authorizations (and renewals thereof) required in connection with the operation of the ITFS stations as contemplated herein. Each party, to the extent requested by the other party, shall use its best efforts to prevent any unauthorized individual or entity from receiving the signals transmitted by the ITFS stations. Each party shall promptly notify the other of any event of which it has knowledge which may affect any of the ITFS licenses, permits or authorizations.

7.    Transfer of Rights and Obligations.
      ----------------------------------

(A)   By Eastern.
      ----------

(i) Eastern may, without CTN's consent, but subject to ten (10) days prior written notice to CTN, assign or transfer its rights, benefits, duties and/or obligations under this Agreement to an entity over which Eastern directly or indirectly maintains de jure control over all aspects of the entity's
                     -------
activities, including the right to appoint a majority of the entity's board of directors or similar governing body, and in which Eastern directly or indirectly owns no less than 20% of the equity; provided, however, that Eastern Cable
                                     ------------------
Networks Corp. shall remain primarily obligated under this Agreement in the event of such transfer or assignment.

(ii) Notwithstanding the provisions of Subparagraphs 7(A)(i) and (iii), Eastern may, without CTN's consent, but subject to ten (10) days prior written notice to CTN, enter into financing arrangement(s) with commercial lending institution(s) pursuant to which some or all of Eastern's shareholders may pledge their stock in Eastern to the lending institution(s), or Eastern may assign (subject to commercially reasonable default provisions) its rights, title, interest and obligations in this Agreement to the lending institution(s) as security for the performance by Eastern of its obligations under such financing arrangement(s).

(iii) Should Eastern seek to assign or transfer its rights, benefits, duties and/or obligations under this Agreement to a third party not specified in Subparagraphs 7(A) (i) or (ii), Eastern must obtain the prior written consent of CTN, which shall not be unreasonably withheld, conditioned or delayed; provided,
                                                                       ---------
however, that, in addition to any financial, technical or legal considerations
--------
that CTN reasonably may deem relevant in determining whether to consent to such a proposed transaction, CTN may consider the overall character, integrity and/or reputation of the third party.

(B)   By CTN.
      ------

(i) CTN may, without Eastern's consent, but subject to ten (10) days prior written notice to Eastern, transfer its rights, benefits, duties, or obligations under this Agreement to one or more of its Member Institutions, or to another entity formed by CTN or one or more of its Member Institutions, provided that such Member Institution(s) or other entity has secured from the Member Institutions leases of excess capacity enabling it or them to fully perform the duties and obligations of CTN under this Agreement.


(ii) Should CTN seek to assign or transfer its rights, benefits, duties or obligations to a third party not affiliated with CTN or one or more of its Member Institutions to the extent set out in Subparagraph 7 (B) (i), and such entity has secured from CTN and/or the Member Institutions leases of excess capacity enabling it to fully perform the duties and obligations of CTN under this Agreement, it must obtain the prior written consent of Eastern, which shall not be unreasonably withheld, conditioned or delayed.

8.    Channels In Service. Should Eastern desire to use any portion of the
      --------------------
excess channel capacity for purposes other than the distribution of audio or video entertainment programming to subscribers, it shall notify CTN in writing of its intent prior to the initiation of any new service and shall include in said notice (i) a complete description of the new service proposed to be offered by Eastern, and (ii) an assessment of the potential impact of the proposed service on the payments that otherwise would likely be due CTN under this Agreement. Within sixty (60) days of its receipt of such notice, CTN shall notify Eastern in writing whether it agrees to the initiation of the proposed new service, which agreement shall not be unreasonably withheld, taking into consideration (i) the anticipated impact of the new service on the payments that would be due CTN, and (ii) whether the provision of the new service might reflect adversely on CTN or one or more of its Member Institutions. If Eastern receives a timely notice of objection to the proposed new service from CTN, the parties will promptly enter into good-faith negotiations to resolve CTN's objections and Eastern shall not initiate the new service without CTN's written consent. If Eastern does not receive notice from CTN objecting to the proposed new service within sixty (60) days of CTN's receipt of Eastern's notice, Eastern may commence offering the proposed new service.

9.    Representations and Warranties.
      -------------------------------

The parties hereto represent and warrant to each other the following:

(A)   Organization. CTN provides management services for the ITFS stations
      -------------
operated by the Member Institutions, pursuant to an agreement dated October 13, 1987, entitled "ITFS Consortium Agreement." Further, CTN has entered into a lease with each of the Member :Institutions (each of which is attached hereto as Exhibits D through I), pursuant to which CTN leases excess capacity on the Member Institutions' ITFS channels. CTN is duly organized and existing and in good standing under the laws of the State of Michigan and has full power and authority to carry out all of the transactions contemplated by this Agreement. Eastern Cable Networks Corp. is a corporation duly organized and existing in good standing under the laws of the State of Connecticut and has full power and authority to own its property and to carry out all of the transactions contemplated by this Agreement. Eastern Cable Networks of Michigan, Inc., is a corporation duly organized and existing in good standing under the laws of the State of Delaware, is authorized to do business in the State of Michigan, and has full power and authority to own its property and to carry out all of the transactions contemplated by this Agreement. All requisite corporate resolutions and other authorizations necessary for the execution, delivery, performance and satisfaction of this Agreement by the parties have been duly adopted and complied with.

(B)   Compliance With The Law.    CTN's  Member Institutions' licenses covering
      -----------------------
the channels from which excess capacity is being sub-leased to Eastern pursuant to the terms of this Agreement are and will be in compliance with the Communications Act of 1934, as amended, and the FCC Rules. CTN, its Member Institutions, and Eastern shall comply with all laws, rules and regulations governing the operation of the ITFS stations. Except as otherwise stated herein, or as already received, no other consent, approval or authorization by any governmental authority on the part of CTN is required in connection with the transaction contemplated herein. All attendant contracts, undertakings, as well as the carrying out of this Agreement, will not result in any violation or be in conflict with any judgment, decree, order, statute, rule or regulation of any governmental authority.

(C)   Misrepresentation of Material Fact. No document or contract which has been
      -----------------------------------
shown by one party hereto to the other and which in any way affects any of the properties, assets or proposed business of them as relates to this Agreement, and no certificate or statement furnished by either of them or on behalf of them in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading.

10.   Proprietary  Information.  CTN and Eastern acknowledge that there may be
      -------------------------
made available to it pursuant to this Agreement proprietary information relating to the equipment or business practices associated with the use of the ITFS stations by the other. Accordingly, CTN and Eastern covenant and agree that, except as may be required for the performance of this Agreement and to the extent permitted by the laws of the State of Michigan and the FCC Rules, neither it nor any of their agents shall disclose such confidential information for any reason whatsoever, without CTN's or Eastern's prior approval as the case may be. Disclosure of information already in the public domain shall not constitute a violation of this provision. Eastern acknowledges that CTN and/or its Member Institutions must file a copy of this Agreement with the FCC.

11.   Indemnification.  Eastern shall protect, save and keep CTN,  its Members
      ---------------
Institutions, and their respective governors, trustees, directors, officers, employees, and agents, harmless and indemnify CTN, its Member Institutions, and their respective governors, trustees, directors, officers, employees, and agents against all claims, losses, costs, damages, suits, judgments, expenses and liabilities of any kind, including any fines or administrative forfeitures imposed by the FCC, as well as reasonable attorneys' fees, relating to Eastern's use of the ITFS channels that are the subject of this Agreement or arising out of any act or omission (whether or not the same shall constitute negligence or willful misconduct) of Eastern, its agents or employees in connection with the performance of this Agreement or activities carried out thereunder, including, but not limited to, the duplication, distribution, broadcast, rebroadcast or retransmission of any non-CTN program material in whole or in part pursuant to this Agreement or out of any other breach of warranty, representation by Eastern or in connection with or arising out of this Agreement whatsoever. To the extent permitted by the laws of the State of Michigan, CTN shall protect, save and keep Eastern harmless and indemnify Eastern against all claims, losses, costs, damages, suits, judgments, expenses and liabilities of any kind arising directly or indirectly out of the negligence or willful misconduct of CTN, its agents or employees in connection with the performance of this Agreement.

12.   Insurance.   Eastern, at its own expense, shall procure and maintain
      ----------
continuously throughout the term of this Agreement comprehensive public liability and property damage insurance covering all aspects of the installation, operation and maintenance of equipment and Eastern's activities contemplated by this Agreement, including, but not limited to, matters relating to employees, contractors, workers' compensation, operation of equipment and vehicles, business loss, and broadcast liability (including, but not limited to, copyright infringement, defamation, invasions of privacy, unauthorized use of titles, ideas or characters). The policies of insurance will be maintained with an insurance company authorized to do business in the State of Michigan and which is rated A+ or higher in the most recent rating by A. M. Best Company. Coverage limits for all such policies shall be not less than One Million Dollars ($1,000,000) for any injuries to or death of any one person or Five Million Dollars ($5,000,000) for any one incident. CTN and the Member Institutions shall be named as additional insureds on all such policies. Eastern shall provide CTN with certificates of insurance prior to commencement of construction and operation of any facilities. Eastern shall notify CTN within ten (10) days of the filing of any insurance claim or any legal or other action or proceeding against Eastern involving or covered by any insurance policy upon which CTN or a Member Institution is named as an additional insured.

13.   Termination.
      -----------

(A)   By Reason of Default.   At the option of the non-defaulting party, this
      ---------------------
Agreement may be terminated upon a material breach or default that shall continue uncured for a period of thirty (30) consecutive days after such party's receipt of notice thereof from the non-defaulting party; provided, however, that
                                                         ------------------
Eastern's failure to fulfill any of its obligations and/or meet any of the deadlines set out in Subparagraph 2(C) shall constitute grounds for CTN to immediately terminate this Agreement upon written notice to Eastern.

(B)   By Reason of FCC Action. At the option of Eastern, this Agreement may be
      ------------------------
terminated in the event that, as a consequence of any action taken by the FCC or a Member Institution, the amount of channel capacity now available to Eastern is reduced by more than twenty percent (20%). Election to terminate under this Subparagraph shall be made in writing to CTN by Eastern, setting forth the effective date of such termination, which shall not be less than one hundred eighty (180) days from said notice date.

(C)   Bankruptcy.   CTN shall have the right to terminate this Agreement
      ----------
immediately upon written notice to Eastern if Eastern or an affiliated person or entity files or has filed against it a petition in bankruptcy, is adjudicated a bankrupt, or files a proposal or petition, or otherwise seeks relief under or pursuant to any bankruptcy, insolvency or reorganization statute or proceeding, or becomes insolvent or makes an assignment for the benefit of creditors, or a custodian, receiver or trustee is appointed (whether by a court or under a contractual or other arrangement) for the party or for a substantial portion of the party's business or assets.

14.   Surviving Rights and Obligations. Notwithstanding anything to the contrary
      ---------------------------------
elsewhere in this Agreement regarding the effects of a termination or non-renewal, the rights and obligations of the parties established by Paragraphs 11 and 12 shall survive, and such termination or non-renewal shall not affect nor diminish the right or claims or remedies available in equity or at law to the non-defaulting party arising by reason of a breach or default.

15.   Noncompetition.   During the Initial Term and any Renewal Terms of this
      --------------
Agreement, (i) CTN shall not engage in the distribution of audio or video entertainment programming, including interactive services related thereto, for profit using any ITFS channels; and (ii) Eastern shall not engage in the distribution of instructional or educational for-credit programming except as is provided for in Subparagraph 3(F) of this Agreement.

16.   Miscellaneous.
      --------------

(A)   Force Majeure.  Notwithstanding  anything contained in this Agreement to
      -------------
the contrary, either party shall not be liable to the other for failure to perform any obligation under this Agreement if prevented from doing so by reason of fires, strikes, labor unrest, embargoes, civil commotion, rationing or other orders, or acts of civil or military authorities, acts of God, acts or omissions of carriers or other contingencies beyond the reasonable control of the parties, and all requirements as to notice and other performance required hereunder within a specified period shall be automatically extended to accommodate the period of pendency of any such contingency which shall interfere with performance.

(B)   Notice. Any notice required to be given by either party to the other party
      -------
shall be deemed to have been given on the date of receipt, if in writing, and delivered by hand or mailed through the United States Postal Service, postage prepaid and registered or certified, return receipt requested, addressed to the other party at its last-known principal business address. Unless notified otherwise, notice shall be as follows:


If to CTN:                          Patrick J. Gossman
                                    Executive Director
                                    Community Telecommunications Network
                                    77 West Canfield
                                    Detroit, Michigan 48202

With a Copy to:                     Kent Voigt
                                    President, CTN Board of Directors Macomb ISD
                                    44001 Garfield Road
                                    Clinton Township, Michigan 48038

                                    Daniel J. Bernard, Esq.
                                    Vice President and General Counsel
                                    Wayne State University
                                    4249 Faculty/Administration Bldg.
                                    Detroit, Michigan 48202

                                    Jeffrey H. Olson, Esq.
                                    Paul, Weiss, Rifkind,
                                    Wharton & Garrison
                                    1615 L Street, NW., Suite 1300
                                    Washington, D.C. 20036-5694

If to Eastern:                      Eastern Cable Networks Corp.
                                    Eastern Cable Networks of Michigan, Inc.
                                    700 Canal Street
                                    Stamford, Connecticut 06902
                                    Attn: Rick Perrone

With a Copy to:                     Paul J. Sinderbrand, Esq.
                                    Sinderbrand & Alexander
                                    888 Sixteenth Street, N.W., Suite 610
                                    Washington, D.C. 20006-4103

(C)   Announcements.   No announcements, statements, press releases or similar
      --------------
pronouncements shall be made or issued by Eastern which states, suggests or infers that either CTN or any of the Member Institutions supports, endorses or is in any way involved with any of Eastern's activities beyond the precise terms of this Agreement.

(D)   Severability of Provisions. If any provision of this Agreement is held to
      ---------------------------
be invalid, the remainder of this Agreement shall not be affected thereby unless otherwise specified herein or unless it substantially interferes with the accomplishment of the basic purposes of this Agreement.

(E)   Entire Agreement.  This Agreement states the entire Agreement as of this
      ----------------
date between Eastern and CTN with respect to the subject matter and supersedes all preexisting oral, letter or other agreements or commitments with respect thereto. This Agreement may be modified only by an agreement in writing executed by all of the parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(F)   Survival of Representations and Warranties. All representations,
      ------------------------------------------
warranties, covenants and agreements made by the parties hereto or in any certificate to be delivered hereunder or made in writing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and shall continue during the entire term of this Agreement.

(G)   Arbitration. At the request of either party, any controversy arising out
      -----------
of this Agreement shall be submitted to arbitration before the American Arbitration Association whose venue shall be in Detroit, Michigan. Each party shall pay its own expenses in the arbitration proceeding and the two parties shall equally share the fees and expenses of the arbitrator and the Association.

(H)   Payment of Expenses.  Eastern shall reimburse CTN for its legal fees
      --------------------
incurred after June 30, 1994, in
connection with the negotiation and preparation of this Agreement, up to a maximum of XXX Dollars ($XXX).

(I)   Counterparts.  This Agreement may be executed in one or more counterparts,
      ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(J)   Dealings with Third Parties.  Neither party is, nor shall it hold itself
      ---------------------------
out to be, vested with any power or right to contractually bind or act on behalf of the other. In particular, Eastern shall not be identified as licensee of the ITFS stations and neither CTN nor its Member Institutions shall be held out as responsible for or associated with Eastern's programming.

(K)   Governing Law.    This Agreement  shall  be under and in accordance with
      -------------
the laws of the State construed of Michigan.

(L)   Reformation.  If Congress, the FCC, any court or any other governmental
      -----------
authority with jurisdiction over the subject matter hereof should amend, interpret or clarify the law, rules, regulations or policies applicable to this Agreement in a manner that would adversely affect the ability of the parties to perform their obligations under this Agreement, then the parties hereto shall promptly negotiate in good faith to reform and amend this Agreement so as to permit as nearly as reasonably possible the performance of their obligations hereunder. Neither party shall take any action that contributes to such adverse amendment, clarification or interpretation without the prior written consent of the other party. Without limiting the generality of the foregoing, the parties acknowledge that to the extent the provisions of Paragraph 3 (C) contemplate the use of "channel loading" techniques, such provisions are subject to any future Commission rule changes in accordance with Paragraph 29 of the FCC's Report and
                                                                     ----------
Order in MM Docket No. 93-106 (rel. July 9, 1994).
-----


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


Witnessed By:                              COMMUNITY TELECOMMUNICATIONS NETWORK

-------------------------
Signature

-------------------------
Printed Name

                                           By:
                                              ----------------------------------
                                                    Patrick J. Gossman
                                                    Executive Director

-------------------------
Signature

-------------------------
Printed Name

                                           EASTERN CABLE NETWORKS CORP.


-------------------------
Signature

-------------------------
Printed Name

                                           By:
                                              ----------------------------------
                                                    Richard Perrone
                                                  Chairman and Chief
                                                   Executive Officer

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Signature

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Printed Name


                                           EASTERN CABLE NETWORKS OF
                                           MICHIGAN, INC.

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Signature

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Printed Name                               By:
                                              --------------------------------
                                                    Richard Perrone
                                                  Chairman and Chief
                                                   Executive Officer

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Signature

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Printed Name